Exhibit 99.2

News Release Contact: Investor Relations (702) 495-3550

Station Casinos LLC Announces

Pricing of Senior Notes Offering

LAS VEGAS, March 7, 2024 – Station Casinos LLC (the “Company”), a consolidated subsidiary of Red Rock Resorts, Inc. (NASDAQ: RRR), announced today it priced its previously announced offering of Senior Notes due 2032 (the “Notes”) at an interest rate of 6.625% per annum and an issue price equal to 100% of the principal amount of the Notes. The offering is expected to close on or about March 14, 2024, subject to customary closing conditions. The aggregate principal amount of the Notes to be issued in the offering was decreased to $500.0 million from the previously announced $750.0 million.

Concurrently with the issuance of the Notes, the Company expects to amend, amend and restate or refinance its Credit Agreement dated as of June 8, 2016, among the Company, the subsidiary guarantors party thereto, Deutsche Bank AG Cayman Islands Branch, as administrative agent and collateral agent, and the lenders party thereto (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Existing Credit Agreement”), to provide for, among other things, (i) a new senior secured term “B” loan facility in an aggregate principal amount of $1,570.0 million, increased from the previously announced $1,320.0 million (the “New Term B Facility” and the term “B” loans funded thereunder, the “New Term B Loan”); (ii) a new senior secured revolving credit facility in an aggregate principal amount of $1,100.0 million (the “New Revolving Credit Facility” and, together with the New Term B Facility, the “New Credit Facilities”), and (iii) certain other amendments to the Existing Credit Agreement.

The Company intends to use the net proceeds of the Offering, together with the net proceeds of the New Term B Loan and $200.0 million of borrowings under the New Revolving Credit Facility, to (i) refinance all loans and commitments outstanding under the Existing Credit Agreement, (ii) pay fees and costs associated with such transactions and (iii) for general corporate purposes.

The Notes were offered and sold to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside the United States in accordance with Regulation S under the Securities Act. The Notes will not be registered under the Securities Act and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the Notes or any other securities of the Company, nor shall there be any offer, solicitation or sale of the Notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

FORWARD-LOOKING STATEMENTS

Statements contained in this news release that state the Company’s or management’s intentions, expectations or predictions of the future are forward-looking statements. Specifically, the Company cannot assure you that the proposed transactions described above will be consummated on the terms currently contemplated, if at all. Actual results could differ materially from those projected in such forward-looking statements. Additional information concerning factors that could cause actual results to differ materially is contained from time to time in the reports filed by Red Rock Resorts, Inc., the Company’s parent company, with the Securities and Exchange Commission, including but not limited to Red Rock Resorts, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2023. The Company and Red Rock Resorts, Inc. disclaim any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events or otherwise.

INVESTORS:

Stephen L. Cootey

Stephen.Cootey@redrockresorts.com

(702) 495-4214

MEDIA:

Michael J. Britt

Michael.Britt@redrockresorts.com

(702) 495-3693